UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2016

Date of Earliest Event Reported: April 14, 2016

Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-196058 (Commission File Number)

2560 King Arthur Blvd Suite 124 PMB 65

Lewisville, TX 75056

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2016, the Company received written notice from Ms. Margaret Keliher, a director of Principal Solar, Inc. (the “Company”) and a member of the Company’s audit committee, that she was tendering her resignation. Ms. Keliher’s resignation was effective as of April 14, 2016.

Ms. Keliher tendered her resignation verbally during an April 14th, 2016 meeting of the board of directors over a disagreement with management over the Company’s proposed disclosure in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which report was filed later that same day. The disagreement was related to the language included in that report regarding the departure of the Company’s Chief Financial Officer, and is more specifically detailed in Ms. Keliher’s letter of resignation, which was delivered to the Company later that same day and is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.     Description

99.1                 Letter of Resignation of Margaret Keliher as a Director and Audit Committee Member of Principal Solar, Inc. dated April 14, 2016.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: April 20, 2016	By:	/s/ Michael Gorton
Michael Gorton,
Chief Executive Officer